UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2022
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2022, the Board of Directors of Newpark Resources, Inc. (the “Company”), subject to stockholder approval, approved an amendment to the Newpark Resources, Inc. Amended and Restated 2015 Employee Equity Incentive Plan (the “Amendment”). The Amendment was also approved by the stockholders of the Company on May 19, 2022. The Amendment (i) increases the number of shares of our common stock available for awards under the A&R 2015 Plan by 1,000,000 to a total of 15,300,000 shares, with approximately 2,800,000 available for future awards (ii) extends the term of the A&R 2015 Plan to ten years from the effective date of the amendment, (iii) extends the existing prohibition on the payment of dividends on unvested awards to apply to all awards, and (iv) provides for the accelerated vesting of awards in the event of death or disability.
The principal features of the A&R 2015 Plan are described in detail under “Proposal No. 4 Approval of an amendment to the Company’s Amended and Restated 2015 Employee Equity Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders filed by the Company with the Securities and Exchange Commission on April 8, 2022 (the “Proxy Statement”). The description of the principal features of the A&R 2015 Plan included in the Proxy Statement is incorporated herein by reference.
The foregoing description of the principal features of the Amendment and the Amended and Restated 2015 Employee Equity Incentive Plan is qualified in its entirety by reference to the full text of the Amendment, which is filed as Appendix A to the Company’s definitive proxy statement filed on April 8, 2022.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 19, 2022, the following proposals were submitted to the Company’s stockholders at the Company’s 2022 Annual Meeting of Stockholders.
1.The election of eight director nominees to our Board of Directors;
2.An advisory vote to approve our named executive officer compensation;
3.The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2022;
4.Approval of an amendment to our Amended and Restated 2015 Employee Equity Incentive Plan; and
5.Approval of an amendment to our 2014 Non-Employee Directors’ Restricted Stock Plan.
The proposals are more fully described in the Company’s Proxy Statement. The following are the final vote results along with a brief description of each proposal.
Proposal 1: Election of Directors: The stockholders of the Company elected each of the following director nominees for a term that will continue until the 2022 Annual Meeting of Stockholders.

Director	For	Against	Abstain/Withheld	Broker Non-Votes
Anthony J. Best	59,499,714	9,848,237	51,174	11,670,118
Matthew S. Lanigan	66,581,290	2,806,661	11,174	11,670,118
Roderick A. Larson	58,122,301	11,225,650	51,174	11,670,118
Michael A. Lewis	61,976,326	7,371,457	51,342	11,670,118
Claudia M. Meer	64,319,879	5,028,251	50,995	11,670,118
John C. Mingé	58,122,594	11,222,018	54,513	11,670,118
Rose M. Robeson	60,849,100	8,499,630	50,395	11,670,118
Donald W. Young	66,575,269	2,773,082	50,774	11,670,118

Proposal 2: An advisory vote on named executive officer compensation: The stockholders of the Company approved, on a non-binding advisory basis, the compensation of the named executive officers as described in the Company’s Proxy Statement.

For	Against	Abstain/Withheld	Broker Non-Votes
64,946,389	4,288,413	164,323	11,670,118
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm: The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2022.

For	Against	Abstain/Withheld	Broker Non-Votes
80,503,028	513,760	52,455	0
Proposal 4: Approval of an amendment to our Amended and Restated 2015 Employee Equity Incentive Plan: The stockholders of the Company approved the amendment to our Amended and Restated 2015 Employee Equity Incentive Plan.

For	Against	Abstain/Withheld	Broker Non-Votes
63,160,909	6,155,101	83,115	11,670,118
Proposal 5: Approval of an amendment to our 2014 Non-Employee Directors’ Restricted Stock Plan: The stockholders of the Company approved the amendment to our 2014 Non-Employee Directors’ Restricted Stock Plan.

For	Against	Abstain/Withheld	Broker Non-Votes
64,034,057	5,239,530	125,538	11,670,118

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	May 19, 2022	By:	/s/ E. Chipman Earle
E. Chipman Earle
VP, General Counsel and Corporate Secretary